For Immediate Release:	Contact:
November 13, 2007	Dawn M. Robért, Investor Relations
Galaxy Nutritional Foods, Inc.
(407) 854-0433

GALAXY NUTRITIONAL FOODS REPORTS
SECOND QUARTER OPERATING RESULTS

NET INCOME OF $660,341 COMPARES WITH PRIOR-YEAR NET INCOME OF $561,564

ORLANDO, Florida (November 13, 2007) Galaxy Nutritional Foods, Inc. (OTC BB: GXYF), a leading developer and marketer of cheese alternatives, organic dairy and other organic and natural food products, today reported its operating results for the second quarter and first half of FY2008.

For the three months ended September 30, 2007, the Company reported net income of $660,341, or $0.03 per diluted share, on net sales of approximately $6.4 million. In the prior-year quarter, the Company reported net income of $561,564 or $0.03 per diluted share, on net sales of approximately $6.7 million.

For the six months ended September 30, 2007, the Company reported net income of $811,340, or $0.04 per diluted share, on net sales of approximately $12.3 million. Operating expenses during the first half of FY2008 included a previously disclosed non-recurring employment contract expense of $346,447. Exclusive of this charge, the Company would have reported net income of $1,157,787 in the six months ended September 30, 2007. In the six months ended September 30, 2006 the Company reported a net loss of ($780,865), or ($0.04) per diluted share, on net sales of approximately $14.6 million. Operating expenses in the first half of FY2007 included $1,428,000 in charges related to a reserve on a stockholder note receivable, $173,308 in costs related to disposal activities and $98,160 in non-cash stock-based compensation expense. Exclusive of these charges, the Company would have reported net income of $918,603 in the six months ended September 30, 2006.

The Company generated EBITDA, as adjusted, (a non-GAAP measure), of $1,424,901 (11.6% of net sales) in the first half of FY2008, compared with EBITDA, as adjusted, of $1,559,638 (10.7% of net sales) in the first half of FY2007 (see EBITDA table at end of this release for further Non-GAAP information).

“We are pleased to report a slight improvement in net income in the second quarter of Fiscal 2008 versus the same prior year quarter. As well, our gross profit % in the second quarter remained relatively stable with prior year results at slightly above 41%.” stated Michael E. Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc.”

“The reductions in current period net sales versus the prior period net sales primarily reflect our elimination of unprofitable non-branded product lines. The quarterly decline in net sales versus the prior year periods should level out in the second half of the current fiscal year, as most of the unprofitable sales were eliminated in the first half of the prior year. As well, we are beginning to see stabilization and moderate sales growth in our primary branded product lines versus the prior year. Going forward, we will continue to focus on driving brand oriented sales as well as exploring new product opportunities that fall under the “healthy foods” umbrella,” concluded Broll.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host an investor conference call today, November 13, 2007 at 11:00 a.m. EDT; Shareholders and other interested parties may participate in the conference call by dialing 888-200-8867 (international/local participants dial 973-935-8765) and referencing the ID code 9447752 a few minutes before 11:00 am EDT on November 13, 2007. A replay of the conference call will be available on Galaxy Nutritional Foods Website at: http://www.galaxyfoods.com/investors/transcripts.asp starting on Friday, November 16, 2007.

About Galaxy Nutritional Foods, Inc.
Galaxy Nutritional Foods, Inc. (OTC BB: GXYF) develops and globally markets plant based cheese alternatives, organic dairy and other organic and natural food products to grocery and natural foods retailers, mass merchandisers and foodservice accounts. Veggie, the leading brand in the grocery cheese alternative category and the Company’s top selling product group, is primarily merchandised in the produce section and provides calcium and protein without cholesterol, saturated fat or trans-fat. Other popular brands include: Rice, Veggy, Vegan, Rice Vegan and Wholesome Valley. Galaxy Nutritional Foods, Inc. is dedicated to developing nutritious and delicious food products made with high quality natural ingredients that exceed the expectations of today’s health conscious consumers. For more information, visit www.galaxyfoods.com. Galaxy Nutritional Foods, Inc. is headquartered in Orlando, Florida, and its common stock is quoted on the OTC Bulletin Board under the symbol “GXYF”.

This press release includes a non-GAAP financial measure with respect to EBITDA, as adjusted. The non-GAAP financial measure included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Please see the last page of this release for more information on EBITDA, as adjusted, and the reconciliation of this financial measure to GAAP measures.

Any statement of future expectations in this press release, including without limitation, as to future revenues, net sales, earnings and profitability, plans and objectives for future operations, future economic performance or expected operational developments, and all other statements regarding the future are “forward looking” statements within the meaning of the Private Securities Litigation Act of 1995. These forward looking statements are based on the Company’s strategic plans and involve risks and uncertainties that may cause actual results to differ materially and adversely from these forward looking statements. Such risks and uncertainties include, without limitation: the Company’s ability to execute its business strategy in a very competitive service and pricing environment; risks associated with the launch of new marketing campaigns; continued relations with and pricing dependence on third party suppliers; and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

(Financial statements follow)

GALAXY NUTRITIONAL FOODS, INC.
Balance Sheets
	SEPTEMBER 30,	MARCH 31,
	2007	2007
	(UNAUDITED)
ASSETS
CURRENT ASSETS:
Cash	996,690	$879,487
Trade receivables, net	2,894,117	2,652,845
Inventories, net	198,444	377,432
Prepaid expenses and other	218,788	261,693

Total current assets	4,308,039	4,171,457

PROPERTY AND EQUIPMENT, NET	78,990	90,181
OTHER ASSETS	81,182	102,980

TOTAL	4,468,211	$4,364,618

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Secured borrowings	$358,945	$556,886
Accounts payable	1,251,530	1,718,088
Accrued and other current liabilities	771,722	823,258
Current portion of accrued employment contracts	544,184	366,305

Total current liabilities	2,926,381	3,464,537

ACCRUED EMPLOYMENT CONTRACTS, less current portion	18,229	194,491
RELATED PARTY NOTE PAYABLE	2,683,815	2,677,144

Total liabilities	5,628,425	6,336,172

COMMITMENTS AND CONTINGENCIES	--	--

STOCKHOLDERS’ DEFICIT:
Common stock	171,100	171,100
Additional paid-in capital	70,167,149	70,167,149
Accumulated deficit	(71,498,463)	(72,309,803)

Total stockholders’ deficit	(1,160,214)	(1,971,554)

TOTAL	$4,468,211	$4,364,618

GALAXY NUTRITIONAL FOODS, INC.
Statements of Operations
(UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2007	2006	2007	2006

Net Sales	$6,401,124	$6,727,777	$12,317,261	$14,560,339
Cost of Goods Sold	3,740,838	3,957,750	7,201,206	9,032,962
GROSS MARGIN	2,660,286	2,770,027	5,116,055	5,527,377

OPERATING EXPENSES:
Selling	940,833	880,823	1,830,241	1,846,802
Delivery	262,018	179,741	508,863	426,283
General and administrative, including $0, $92,330, $0 and $98,160 non-cash compensation related to stock based transactions	587,501	872,766	1,211,117	1,857,628
Employment contract expense- general and administrative	--	--	346,447	--
Research and development	79,718	44,449	162,995	86,783
Reserve on stockholder note receivable	--	--	--	1,428,000
Cost of disposal activities	--	47,059	--	148,803
Loss on disposal of assets	--	37,329	--	24,505
Total operating expenses	1,870,070	2,062,167	4,059,663	5,818,804

INCOME (LOSS) FROM OPERATIONS	790,216	707,860	1,056,392	(291,427)

OTHER EXPENSES:
Interest expense	(117,875)	(146,296)	(233,052)	(489,438)

INCOME (LOSS) BEFORE TAXES	672,341	561,564	823,340	(780,865)

Federal income tax expense	(12,000)	--	(12,000)	--

NET INCOME (LOSS)	$660,341	$561,564	$811,340	$(780,865)

BASIC NET INCOME (LOSS) PER COMMON SHARE	$0.04	$0.03	$0.05	$(0.04)
DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.03	$0.03	$0.04	$(0.04)

GALAXY NUTRITIONAL FOODS, INC.
Statements of Cash Flows
(UNAUDITED)

Six Months Ended September 30,	2007	2006

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net Income (Loss)	$811,340	$(780,865)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	22,062	106,097
Amortization of debt discount and financing costs	28,469	242,047
Provision for future credits and doubtful accounts on trade receivables	(538,500)	(619,150)
Provision for loss on stockholder note receivable	--	1,428,000
Loss on disposal of assets	--	24,505
Non-cash compensation related to stock-based transactions	--	98,160
(Increase) decrease in:
Trade receivables	297,228	1,937,167
Inventories, net	178,988	(9,642)
Prepaid expenses and other	42,905	(186,996)
Increase (decrease) in:
Accounts payable	(466,558)	(948,851)
Accrued and other liabilities	(49,919)	(624,398)

NET CASH FROM OPERATING ACTIVITIES	326,015	666,074

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchase of property and equipment	(10,871)	(9,638)
Proceeds from sale of equipment	--	42,955
Decrease in other assets	--	34,440

NET CASH FROM (USED IN) INVESTING ACTIVITIES	(10,871)	67,757

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Net payments on secured borrowings	(197,941)	(519,820)
Borrowings on term notes payable	--	1,200,000
Repayments on term notes payable	--	(1,200,000)
Principal payments on capital lease obligations	--	(64,596)
Financing costs for long term debt	--	(144,011)

NET CASH USED IN FINANCING ACTIVITIES	(197,941)	(728,427)

NET INCREASE IN CASH	117,203	5,404

CASH, BEGINNING OF PERIOD	879,487	435,880

CASH, END OF PERIOD	$996,690	$441,284

GALAXY NUTRITIONAL FOODS, INC.
EBITDA, as adjusted, (a non-GAAP measure) Reconciliation
(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2007	2006	2007	2006

NET SALES	$6,401,124	$6,727,777	$12,317,261	$14,560,339

NET INCOME (LOSS)	$660,341	$561,564	$811,340	$(780,865)
Plus:
Non-cash compensation (income) expense	--	92,330	--	98,160
G&A expenses related to strategic alternatives	--	(72,837)	--	45,500
Reserve on stockholder note receivable	--	--	--	1,428,000
Cost of disposal activities	--	47,059	--	148,803
Employment contract expense	--	--	346,447	--
Loss on disposal and impairment of assets	--	37,329	--	24,505
Interest expense	117,875	146,296	233,052	489,438
Taxes	12,000	--	12,000	--
Depreciation and amortization expense	11,091	53,275	22,062	106,097
EBITDA, as adjusted	801,307	865,016	1,424,901	1,559,638

As a % of Net Sales	12.5%	12.9%	11.6%	10.7%

Footnote on non-GAAP Measures Presented Above

Management utilizes certain non-GAAP measures such as EBITDA, as adjusted, because it provides useful information to management and investors in order to accurately review the Company’s current on-going operations and business trends related to its financial condition and results of operations. Additionally, these measures are key factors upon which the Company prepares its budgets and forecasts. In its determination of non-GAAP measures, management excludes the non-cash compensation related to stock-based compensation, G&A expenses related to strategic alternatives, the cost of disposal activities, impairment or loss on the sale of assets, employment contract expense, and the reserve against a stockholder note receivable from its analysis of operating income because it believes that these items do not accurately reflect the Company’s current on-going operations. With respect to non-cash compensation and fair value of warrants, they are calculated based on fluctuations in the Company’s stock price which are outside the Company’s control and typically do not reflect the Company’s operations. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.

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